EXHIBIT 10.1

FORM OF SUBSCRIPTION AGREEMENT

Raser Technologies, Inc. 5152 North Edgewood Drive, Suite 200 Provo, UT 84604

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

     1. This Subscription Agreement, including the Terms and Conditions for Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”), is made as of the date set forth below between Raser Technologies, Inc., a Delaware corporation (the “Company”), and the Investor.

     2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 9,305,790 units (the “Units”), with each Unit consisting of (i) one share (a “Share” and, collectively, the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”) of the Company and (ii) one warrant to purchase 0.50 shares of Common Stock (the “Warrant” and, collectively the “Warrants”), for a purchase price of $0.27 per Unit (the “Purchase Price”). The Shares issuable upon the exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities.” The Investor shall purchase the number of Units (the “Purchased Amount”) for the aggregate purchase price (the “Aggregate Purchase Price”), each as set forth on the signature page hereto.

     3. The offering and sale of the Units (the “Offering”) is being made pursuant to (a) an effective Registration Statement on Form S-3, as amended (including the prospectus contained therein the “Base Prospectus,” collectively, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, (c) if applicable, a Preliminary Prospectus Supplement (the “Preliminary Prospectus Supplement”) containing certain supplemental information regarding the Units, the terms of the Offering and the Company and (d) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus and the Preliminary Prospectus Supplement (if any), the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

     4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten.

     5. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall deliver to the Company a completed copy of the Investor Questionnaire attached as Exhibit A hereto.

At the Closing (as defined in Annex I attached hereto), the Company shall deliver, or cause Interwest Transfer Company, the Company’s transfer agent (the “Transfer Agent”), to deliver, the Shares included in the Units purchased by the Investor in the form of a stock certificate, duly executed by the Company in definitive form, and the Company or the Transfer Agent shall register such shares in the stockholder register of the Company in the name specified by the Investor on such Questionnaire.

Such delivery of Shares shall be made against payment by the Investor of the aggregate purchase price for the Units specified on the signature page hereto by wire transfer of immediately available funds to the following account:

[Insert Bank Account]

Notwithstanding the foregoing, the Investor may request prior to the Closing to satisfy the aggregate purchase price for the Units being purchased by it by delivering to the Company at the Closing a promissory note in the form attached to this Agreement as Exhibit B in an aggregate principal amount equal to such aggregate purchase price (which request may be accepted by the Company in its sole and absolute discretion).

     6. The executed Warrant shall be delivered in accordance with the terms thereof. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

     7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated June 12, 2009, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein, the Preliminary Prospectus Supplement (if any), the Prospectus Supplement and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor may receive certain additional information regarding the Offering. Such information may be provided to the Investor by any means permitted under the Act, including the Preliminary Prospectus Supplement (if any), the Prospectus Supplement, a free writing prospectus and oral communications.

     8. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

* * * * *

Number of Units: ___________ Purchase Price Per Unit: $0.27 Aggregate Purchase Price: $ ____________

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October ___, 2010

INVESTOR

By:

Print Name:

Title: Address:

Agreed and Accepted this __ day of October, 2010:

RASER TECHNOLOGIES, INC.

By: Name: Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

     1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units, which consist of the Shares and the Warrants.

2.	Agreement to Sell and Purchase the Units.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor,

and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

     2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors.”

     2.3 The Company covenants and agrees to use its best efforts to keep the Registration Statement effective until all Warrant Shares have been issued or the Warrants have expired.

3.	Closing; Delivery of the Shares and Payment Therefor.

3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”)

shall occur upon the satisfaction or, if applicable, waiver of the relevant conditions set forth in Section 3.2 hereof, or at such other date and time as the Company and the Investor shall mutually agree (the “Closing Date”). The Closing shall take place at a location mutually acceptable to the Company and the Investor. At the Closing, (a) the Company shall deliver or cause the Transfer Agent to deliver to the Investor a stock certificate representing the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares (and Units) set forth on the Signature Page by 0.50, and rounding down to the nearest whole number, (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company in a manner permitted by Section 3.3 below and (d) the parties shall exchange signatures to this Agreement by facsimile or electronic transfer, and original signatures shall be delivered by Federal Express or similar overnight courier service as soon as practicable following the Closing Date.

     3.2 Conditions to the Obligations of the Parties. (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and in a manner permitted by Section 3.3 below and (ii) the accuracy of the representations and warranties made by the Investor set forth in this Agreement and the fulfillment of those undertakings of the Investor set forth in this Agreement to be fulfilled prior to the Closing Date.

     (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company set forth in this Agreement and the fulfillment of those undertakings of the Company set forth in this Agreement to be fulfilled prior to the Closing Date. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company.

     3.3 Payment of Purchase Price. On the Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account of the Company:

[Insert Bank Account]

     Notwithstanding the foregoing, the Investor may request prior to the Closing to satisfy the aggregate purchase price for the Units being purchased by it by delivering to the Company at the Closing a promissory note in the form attached to this Agreement as Exhibit B in an aggregate principal amount equal to such aggregate purchase price (which request may be accepted by the Company in its sole and absolute discretion).

     3.4 Delivery of Shares. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall deliver to the Company a completed copy of the Investor Questionnaire attached as Exhibit A hereto. On the Closing Date, the Company shall deliver, or cause the Transfer Agent to deliver, the Shares included in the Units purchased by the Investor in the form of a stock certificate, duly executed by the Company in definitive form, and the Company or the Transfer Agent shall register such shares in the stockholder register of the Company in the name specified by the Investor on such Questionnaire.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

     4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in Units presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein. Without limiting the generality of the foregoing, the Investor represents and affirms that none of the following information has ever been represented, guaranteed or warranted to the Investor, expressly or by implication, by any person: (i) the approximate or exact length of time that the Investor will be required to remain a security holder of the Company; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or (iii) the possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, equityholder, employee or agent of the Company, might in any way indicate or predict the results of ownership of any of the Securities or the potential success of the Company’s operations.

     4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Company has not made any representation, warranty, disclosure or use of any information in connection with the issue, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus, Preliminary Prospectus Supplement (if any) or the Prospectus Supplement.

     4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

     4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

     4.5 Since the date on which the Company first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will not disclose any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) or engage in any purchases, sales or other transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

     4.6 The Investor does not have any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.

     6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 200 Provo, UT 84604

Attention: Nick Goodman, Chief Executive Officer Facsimile: (801) 374-3314

with copies to:

Stoel Rives LLP

201 South Main Street, Suite 1100 Salt Lake City, UT 84111 Attention: Reed W. Topham, Esq. Facsimile: (801) 578-6999

(b)	if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

     10. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

     11. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     12. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of the other party.

     13. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. A facsimile or other electronic copy of this Agreement or any counterpart thereto shall be valid as an original. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Preliminary Prospectus Supplement (if any) and the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

     15. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Preliminary Prospectus Supplement (if any) and the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.

* * * * *

EXHIBIT A

RASER TECHNOLOGIES, INC.

INVESTOR QUESTIONNAIRE

     Pursuant to Section 3.4 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

EXHIBIT B
FORM OF PROMISSORY NOTE

Up to $[amount]	October ___, 2010
LENDER:	BORROWER

Raser Technologies, Inc. 5152 North Edgewood Drive, Suite 200 Provo, Utah 84604

PROMISE TO PAY: Bombay Investments (“Borrower”), promises to pay to the order of Raser Technologies, Inc., a Delaware corporation (“Lender”), in lawful money of the United States of America and in immediately available funds, (a) up to the principal sum of [Insert amount] plus any interest thereon in lawful money and (b) all other amounts due under this Promissory Note (this “Note”).

PAYMENT: Borrower shall pay to Lender the entire outstanding balance of this Note, together with any interest accrued thereon, on June 30, 2011 (the “Maturity Date”). Borrower will make all payments of sums due hereunder to Lender at Lender’s address shown above or at such other place as Lender may designate in writing. Any outstanding amount not paid within ten (10) days after the Maturity Date shall be subject to a late charge equal to [Insert percent] of the amount which is delinquent. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and late charges, then to accrued interest and finally to principal.

Notwithstanding anything to the contrary set forth in this Note, Borrower may, at its option, satisfy all sums and obligations due hereunder by executing a document reasonably acceptable to Lender acknowledging Lender’s payment and satisfaction of all amounts due and owing to the Borrower under that certain Unsecured Line of Credit Agreement and Promissory Note in the original principal amount of $15,000,000, dated as of January 27, 2009 and as amended on July 22, 2009 (the “Line of Credit”), by and among Radion Energy, LLC, Ocean Fund, LLC, Primary Colors, LLC, R. Thomas Bailey and Lender and as further amended on August 5, 2010 after being transferred to [Insert Investor] in the original amount of [Insert Amount] on [Insert Date].

INTEREST: At Lender’s option, interest shall accrue on the unpaid principal and any unpaid late fees or other fees at a rate of [Insert Percentage] per annum until the full amount of the principal and all fees has been paid. Interest shall be calculated on the basis of a 365-day year using the actual number of days elapsed divided by 365.

PREPAYMENT: Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments of less than all principal and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of any of Borrower’s obligations hereunder.

DEFAULT: Borrower will be in default under this Note if any of the following happens: (a) Borrower fails to make any payment when due; (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or in any agreement securing or guaranteeing payment of this Note, or in any other agreement or loan Borrower has with Lender; (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may, in Lender’s judgment, materially affect Borrower’s ability to repay this Note or to perform Borrower’s obligations under this Note; (d) any material representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf is false or misleading in any material respect either now or at the time made or furnished; (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower’s property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower, under any bankruptcy or insolvency laws; or (f) a material adverse change occurs in Borrower’s financial condition, or Lender reasonably believes the prospect of payment or performance of the indebtedness is impaired (each, an “Event of Default”). While any amounts remain outstanding and owing by Borrower under this Note, Borrower agrees to provide Lenders with notice of any Event of Default, promptly after becoming aware thereof.

If any Event of Default occurs, other than a default in payment, is curable and if Borrower has not already been given notice of a breach of the same provision of this Note, the Event of Default may be cured (and no Event of Default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default, either (a) cures the default within fifteen (15) days, or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the Event of Default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS: Time is of the essence hereof. In the event of any default hereunder, or default under any agreement securing or guaranteeing payment of this Note, that is not cured within the applicable notice and grace period (if any), then the whole principal sum and all other obligations of Borrower to Lender, direct or indirect, absolute or contingent, now existing or hereafter arising, not yet repaid by Borrower in accordance with the terms of this Note, shall, at the option of Lender, become immediately due and payable without notice or demand, and Lender shall have and may exercise any or all of the rights and remedies provided herein and any agreement securing or guaranteeing payment of this Note as they may be amended, modified or supplemented from time to time. If Borrower fails to timely pay any amount due under this Note or fails to timely perform any of its duties or obligations under documents related to this Note, and Lender takes any action to collect the amount due, or to exercise its rights under the related documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of this Note, or for protection of the indebtedness signified by this Note, or to enforce Lender’s rights under any agreement securing or guaranteeing payment of this Note, then Borrower agrees to pay all costs and expenses of any such action to collect, suit or proceeding, incurred by Lender, including without limitation reasonable fees and disbursements of Lender’s attorneys and their staff.

Borrower waives presentment for payment, protest, notice of dishonor and protest, and consent to any extension of time with respect to any payment due under this Note. No waiver of any payment under this Note shall operate as a waiver of any other payment.

GENERAL CONDITIONS: Upon any change in the terms of this Note and unless otherwise expressly stated in writing, no party that signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. Borrower agrees that Lender may renew or extend (repeatedly or for any length of time) this Note (except as set forth in this Note), or release any party or guarantor, or take any other action deemed necessary by Lender without the consent of or notice to anyone. This Note is made under the laws of the State of Utah and shall be governed by and construed and enforced in accordance with the laws of such state without regard to the principles of conflicts of laws.

By executing this Note, Borrower agrees to submit to the exclusive jurisdiction of and agrees to the venue of the courts of the State of Utah, whether state courts or federal courts located in the State of Utah. Borrower agrees not to bring an action in any court of law located outside the State of Utah. If any term or provision of this Note shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be in force to the fullest extent permitted by applicable law.

[signature page follows]

     IN WITNESS WHEREOF, Borrower executes this Note to be effective as of the date first written above.

BORROWER: INVESTOR

By: ___________________________________ Name: Title: